Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), is made and entered into as of January 23, 2007 (the “Effective Date”), by and between BASIC ENERGY SERVICES, INC., a Delaware corporation (hereafter “Company”), and KENNETH V. HUSEMAN (hereafter “Executive”), an individual and resident of Texas. The Company and Executive may sometimes hereafter be referred to singularly as a “Party” or collectively as the “Parties.”
W I T N E S S E T H:
     WHEREAS, the Company and the Executive entered into an Employment Agreement on December 29, 2006, effective as of December 31, 2006 (the “Employment Agreement”), which provided for, among other things, the criteria for determining the Executive’s Bonus and the minimum Bonus that Executive shall receive for any Bonus Period;
     WHEREAS, in consideration for the Compensation Committee of the Board of Directors of the Company increasing the Executive’s Base Salary for 2007, the Executive has agreed to enter into this Amendment for the purpose of eliminating certain provisions in the Employment Agreement relating to the minimum Bonus that Executive shall receive for any Bonus Period;
     WHEREAS, the Company desires to continue to secure the employment services of Executive subject to the terms and conditions hereafter set forth; and
     WHEREAS, the Executive is willing to enter into this Amendment upon the terms and conditions hereafter set forth;
     NOW, THEREFORE, in consideration of Executive’s employment with the Company, and the premises and mutual covenants contained herein, the Parties hereto agree as follows.
     1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Employment Agreement.
     2. Amendment Regarding Bonus. The sentence in Section 2(b) of the Employment Agreement stating “Notwithstanding the foregoing, for each such one-year period, the minimum Bonus that Executive shall receive for completion of any of the performance criteria for that period shall be $50,000.” is hereby deleted in its entirety.
     3. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.
     4. Entire Agreement. The Employment Agreement, as amended by this Amendment, contains the entire agreement of the Parties hereto with respect to the matters covered herein and shall otherwise continue in full force and effect in accordance with its terms.
     5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both parties.
[Signature page follows.]

     IN WITNESS WHEREOF, Executive has hereunto set his hand and Company has caused this Amendment to be executed in its name and on its behalf by its duly authorized officer, to be effective as of the Effective Date.

EXECUTIVE:
Signature:	/s/ Kenneth V. Huseman
Name:	Kenneth V. Huseman
Date:	January 29, 2007

Address for Notices:

3900 Baybrook Court
Midland, Texas 79707

COMPANY:

By:	/s/ Alan Krenek
Its:	Senior VP & CFO
Name:	Alan Krenek
Date:	January 29, 2007